Exhibit (g)(1)

CUSTODIAN AGREEMENT Dated as of June 16, 2005 Between Fidelity Rutland Square Trust And The Bank of New York

APPENDICES
Appendix	“A”	-	List of Portfolios
Appendix	“B”	-	List of Additional Custodians,
Special Subcustodians and Foreign Subcustodians
Appendix	“C”	-	Procedures Relating to
Custodian’s Security Interest
Appendix	"D"	-	List of Central Funds

CUSTODIAN AGREEMENT

AGREEMENT made as of the 16th day of June, 2005 between Fidelity Rutland Square Trust (the “Fund”) and The Bank of New York (the “Custodian”).

W I T N E S S E T H

WHEREAS, the Fund is organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix “A” hereto, as the same may amended from time to time, being hereinafter referred to individually, as a “Portfolio,” and collectively, as the “Portfolios”); and

WHEREAS, the Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I APPOINTMENT OF CUSTODIAN

On behalf of each of its Portfolios, the Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. The Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify to which of its Portfolios such cash, securities and other assets are to be specifically allocated.

ARTICLE II POWERS AND DUTIES OF CUSTODIAN

As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians or may maintain assets with one or more Eligible Securities Depositories (each as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian or Eligible Securities Depository so appointed or utilized, as applicable.

Section 2.01. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of the Fund’s Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

Section 2.02. Manner of Holding Securities and Other Assets.

     (a) Except to the extent precluded by Section 8-501(d) of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts (“UCC”), the Custodian shall hold all securities and other assets, other than cash, of the Fund’s Portfolio that are delivered to it hereunder in a “securities account” with the Custodian for and in the name of such Portfolio and shall treat all such assets, other than cash, as “financial assets” as those terms are used in the UCC. The Custodian shall at all times hold securities or other financial assets held for the Fund’s Portfolios either: (i) by physical possession of the certificated securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book–entry form by maintaining “security entitlements,” within the meaning of the UCC, with respect to such financial assets with (A) a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22(a) below or (B) an Eligible Securities Depository in accordance with the provisions of Section 2.22(b) below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of the Fund or its Portfolio(s) shall be as set forth under this Agreement.

     (b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so–called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

     (c) Notwithstanding the provisions of the foregoing paragraphs of this Section 2.02, the Custodian is hereby authorized to maintain the shares of certain open-end management investment companies, managed by Fidelity Management & Research Company (“FMR”) or its affiliates or successors as listed on Appendix “D” hereto, as the same may be amended from time to time in accordance with Section 9.06(e) hereof, (the “Central Funds”) owned by the Portfolios, in book-entry form directly with the transfer agent or a designated sub-transfer agent of each such Central Fund (“Central Funds Transfer Agent”), subject to and in accordance with the following provisions:

(i) Such Central Fund shares shall be maintained in separate custodian accounts for all such Portfolio or Portfolios in the Custodian’s name or nominee, as custodian for such Portfolio or Portfolios.

     (ii) The Custodian will implement appropriate control procedures (the “Central Fund Control Procedures”) to ensure that (A) only authorized personnel of the Custodian will be authorized to give instructions to the Central Fund Transfer Agent in connection with a Portfolio’s purchase or sale of Central Fund shares, (B) trade instructions sent to the Central Fund Transfer Agent are properly acknowledged by the Central Fund Transfer Agent, and (C) the Central Fund Transfer Agent’s records of each Portfolio’s holdings of Central Fund shares are properly reconciled with the Custodian’s records.

     (d) Notwithstanding the provisions of the foregoing paragraphs of this Section 2.02, the Custodian is hereby authorized to maintain the shares of certain open-end management investment companies (the “Underlying Funds”) owned by one or more of the Portfolios in book-entry form directly with the transfer agent or a designated sub-transfer agent of each such Underlying Fund (an “Underlying Fund Transfer Agent”), subject to and in accordance with the following provisions:

(i) Such Underlying Fund shares shall be maintained in separate custodian accounts for each Portfolio in the Custodian’s name or nominee, as the custodian for such Portfolio.

(ii) The Custodian will implement appropriate control procedures (the “Portfolio Control Procedures”) to ensure that (1) only authorized personnel of the Custodian will be authorized to give instructions to the Underlying Fund Transfer Agent in connection with a Portfolio’s purchase or sale of Underlying Fund shares, (2) trade instructions sent to an Underlying Fund Transfer Agent are properly acknowledged by the Underlying Fund Transfer Agent, and (3) the Underlying Fund Transfer Agent’s records of each Portfolio’s holdings of Underlying Fund shares are properly reconciled with the Custodian’s records.

Section 2.03. Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that, payment shall be made by the Custodian only upon receipt of the securities by: (1) the Custodian; (2) a clearing corporation of a national securities exchange of which the Custodian is a member; (3) a Securities System; or (4) an Eligible Securities Depository. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book–entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that, the Custodian’s instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book–entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; and (v) in the case of the purchase of Central Fund shares, the Custodian shall pay for and receive Central Fund shares purchased for the account of a Portfolio; provided that (A) the Custodian shall only send instructions to purchase such shares to the Central Fund Transfer Agent in accordance with the Central Fund Control Procedures (“Central Fund Purchase Instructions”) upon receipt of Proper Instructions from the Fund, and (B) the Custodian shall release funds to the Central Fund Transfer Agent only after receiving acknowledgment from the Central Fund Transfer Agent that it has received the Central Fund Purchase Instructions; and (vi) in the case of the purchase of Underlying Fund shares for a Portfolio, the Custodian shall pay for and receive such Underlying Fund shares purchased for the account of a Portfolio, provided that, (A) the Custodian shall only send instructions to purchase such shares to the Underlying Fund Transfer Agent in accordance with the Portfolio Control Procedures (“Portfolio Purchase Instructions”) upon receipt of matching instructions from FMR’s custody operations, on the one hand, and FMR’s trading operations, on the other, and (B) the Custodian shall release funds to the Underlying Fund Transfer Agent only after receiving confirmation from such Underlying Fund Transfer Agent that it has received the Portfolio Purchase Instructions. For purposes of this Agreement, an “Institutional Client” shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

Section 2.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split–up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

Section 2.05. Sales of Securities. (a) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (1) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (3) credit to the Account of the Custodian with a Securities System or Eligible Securities Depository, in accordance with the provisions of Section 2.22(a) and Section 2.22(b) hereof. Notwithstanding the foregoing, upon the receipt of Proper Instructions: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with “street delivery custom” to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent; (iv) in the case of Central Fund shares, the Custodian shall release Central Fund shares sold for the account of a Portfolio, provided that (A) the Custodian shall only send instructions to sell such shares to the Central Fund Transfer Agent in accordance with the Central Fund Control Procedures (“Central Fund Sell Instructions”) upon receipt of Proper Instructions, and (B) such Central Fund Sell Instructions shall be properly confirmed by the Central Fund Transfer Agent; and (v) in the case of the sale of Underlying Fund shares of a Portfolio, the Custodian shall release such Underlying Fund shares, provided that, the Custodian shall only send instructions to sell shares to an Underlying Fund Transfer Agent in accordance with the Portfolio Control Procedures (the “Portfolio Sell Instructions”) upon receipt of matching Portfolio Sell Instructions from FMR’s custody operations on the one hand, and FMR’s trading operations on the other hand.

Section 2.06. Depository Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as “ADRs”), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

Section 2.07. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

Section 2.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

Section 2.09. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker–dealer and, if necessary, the Fund on behalf of any applicable Portfolio relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) deposit and maintain in a segregated account, securities (either physically or by book–entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. The Fund, on behalf of its applicable Portfolios, and the broker–dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

Section 2.10. Futures Contracts. Upon receipt of Proper Instructions, the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Portfolio; (b) deposit and maintain such cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the applicable Portfolio's performance of its obligations under any such futures contracts purchased or sold or any such options on futures contracts written by the Portfolio (i) in a segregated account established in accordance with the provisions of a futures margin procedural agreement among the Fund, on behalf of any applicable Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits (a “Segregated Futures Margin Account”), or (ii) in a broker’s margin account meeting the requirements of Rule 17f-6 under the 1940 Act, as the same may be amended from time to time (a “Broker’s Futures Margin Account”); and (c) release to the applicable Portfolio any such assets held in a Segregated Futures Margin Account, or accept delivery of such assets back from a Broker’s Margin Account, as the case may be. In the absence of Proper Instructions, the Custodian may release assets from and/or transfer assets into a Segregated Futures Margin Account only in accordance with the provisions of the applicable Procedural Agreement. The Fund, on behalf of its applicable Portfolios, and the applicable futures commission merchant shall be responsible for the sufficiency of assets held in a Segregated Futures Margin Account or Broker’s Futures Margin Account, as the case may be, in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms. For purposes of determining the Custodian’s obligations with respect to any losses resulting from the acts or omissions of any futures commission merchant holding Portfolio assets in a Broker’s Futures Margin Account, such futures commission merchant shall be deemed to be an Additional Custodian (as defined below), and the Custodian’s liability shall be governed by the provisions of Section 5.02(c) hereof.

Section 2.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian’s order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

Section 2.12. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as “Interest Bearing Deposits”) for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as “Banking Institutions”) and in such amounts as the Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund on behalf of its Portfolio may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits accepted on the Custodian’s books in the United States of America on behalf of the Fund’s Portfolios shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian’s books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.13. Foreign Exchange Transactions.

(a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals on behalf of its Portfolios or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

(b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio of the Fund with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

(c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

Section 2.14. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian’s instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing. Upon receipt of Proper Instructions, the Custodian shall release the collateral received in respect of a loan of securities to the borrower against receipt of the loaned securities.

Section 2.15. Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to the Fund with respect to portfolio securities and other assets of each of the Fund’s Portfolios; (b) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify the Fund of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform the Fund of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so–called street name, the Custodian shall use its best efforts to collect amounts due and payable to the Fund with respect to its Portfolios. The Custodian shall promptly notify the in writing by facsimile transmission, or in such other manner as the Fund and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Portfolios of the Fund is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

Section 2.16. Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the Fund in such Proper Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the Fund, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the “Shares”). For purposes of this

Agreement, a “Distribution Account” shall mean an account established at a Banking Institution designated by the Fund on behalf of one or more of its Portfolios in Special Instructions.

Section 2.17. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify the Fund of Custodian’s receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.

Section 2.18. Proxies, Notices, Etc. The Custodian shall deliver to the Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by one or more of the Fund’s Portfolios that are received by the Custodian, any Subcustodian, or any nominee of either of them (or with the exercise of reasonable care that the Custodian, any Subcustodian, or any nominee of either of them should have become aware), and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

Section 2.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.

Section 2.20. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

Section 2.21. Bank Accounts.

(a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as “Bank Accounts”) on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; and provided further, however, that such Bank Accounts in countries other than the United States of America may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian’s books in the United States of America shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to the Fund for deposits accepted on any Subcustodian’s books shall be governed by the provisions of Section 5.02.

(b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

(c) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.22. Deposit of Fund Assets in Securities Systems and Eligible Securities Depositories. (a) The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in: (1) The Depository Trust Company; (2) the Participants Trust Company; (3) any book–entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27–76, 31 CFR 350.2, or (iii) the book–entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (4) any other domestic clearing agency registered with the Securities and Exchange Commission (“SEC”) under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which the Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a “Securities System”). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(1) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(2) The Securities System shall be obligated to comply with the Custodian’s directions with respect to the securities held in such Account and shall not be entitled to a lien against the assets in such Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.

(3) The Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered or recorded.

(4) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

(5) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to the Fund on the next succeeding Business Day daily transaction reports which shall include each day’s transactions in the Securities System for the account of each applicable Portfolio. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper Instructions, by computer or in such other manner as the Fund and the Custodian may agree in writing.

(6) The Custodian shall, if requested by the Fund pursuant to Proper Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(7) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book–entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such Securities System.

(b) The Custodian may deposit and/or maintain “Foreign Assets” (as defined in Rule 17f-5 under the 1940 Act, as the same may be amended from time to time (“Rule 17f-5”)), owned by a Portfolio in a securities depository located outside the United States of America that the Custodian has determined meets the definition of “Eligible Securities Depository” under Rule 17f-7(b)(1) under the 1940 Act, as the same may be amended from time to time (“Rule 17f-7”), or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an “Eligible Securities Depository”), provided that prior to the deposit or maintenance of Foreign Assets of the Fund with a securities depository located outside the United States of America, the Custodian shall have certified in writing to the Fund, on behalf of its Portfolios, that the securities depository is an “Eligible Securities Depository”. Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act, and subject to the following provisions:

(1) The Custodian or any Subcustodian may deposit and/or maintain Foreign Assets held hereunder in an Eligible Securities Depository, provided that such Foreign Assets are represented in an Account of the Custodian or Subcustodian in the Eligible Securities Depository which Account shall not contain any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Eligible Securities Depository unless the Fund by Special Instructions permits another manner of holding, representing and/or designating the Fund’s Foreign Assets.

(2) The Custodian shall, in accordance with the standard of care set forth in Section 5.01(a) hereof, be responsible for: (A) providing the Fund or its designee, on behalf of its applicable Portfolio(s), an analysis (in form and substance reasonably satisfactory to the Fund) of the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (B) establishing a system to monitor the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (C) monitoring the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository on a continuing basis; and (D) promptly notifying the Fund of any material change in the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository.

(3) The Eligible Securities Depository shall be obligated to comply with the Custodian’s or Subcustodian’s directions with respect to the Foreign Assets held in such Account, provided that the Foreign Assets held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration.

(4) The Fund hereby designates the Custodian or each Subcustodian as the party in whose name any Foreign Assets deposited by the Custodian or the Subcustodian in the Account are to be registered or recorded, provided, however, that the Custodian may register or record Foreign Assets of the Fund in the name of the Fund or other nominee for the Fund upon the Custodian’s provision of written notice to the Fund of such proposed registration or recordation at least 5 Business Days prior to such registration or recordation.

(5) The books and records of the Custodian shall at all times identify those Foreign Assets belonging to each Portfolio which are maintained in an Eligible Securities Depository.

(6) The Custodian shall pay for Foreign Assets purchased for the account of a Portfolio only upon (w) receipt of advice from the Eligible Securities Depository that such Foreign Assets have been transferred to the Account of the Custodian or Subcustodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may receive delivery of such securities and make payment therefor in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. The Custodian or Subcustodian shall transfer Foreign Assets sold for the account of a Portfolio only upon (y) receipt of advice from the Eligible Securities Depository that payment for such Foreign Assets has been transferred to the Account of the Custodian or Subcustodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may make payment therefor and receive delivery of such securities in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. Copies of all advices from the Eligible Securities Depository relating to transfers of Foreign Assets for the account of a Portfolio shall identify such Portfolio or the Custodian or Subcustodian who is holding the assets of such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to the Fund no later than the next succeeding Business Day, or at such other time or times as the Fund and the Custodian may agree in writing, daily transaction reports which shall include each day’s transactions in the Eligible Securities Depository for the account of each applicable Portfolio. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as the Fund and the Custodian may agree in writing.

(7) The Custodian shall, if requested by the Fund or its designee pursuant to Proper Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository’s accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

(8) The Custodian (A) shall terminate the use of any Eligible Securities Depository on behalf of any Portfolio as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the Foreign Assets of any Portfolio maintained with such Eligible Securities Depository: (1) upon receipt of Special Instructions; or (2), in the absence of the receipt of Special Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7, and (B) shall provide the Fund or its designee[s], on behalf of the Portfolios, with written notification of any termination of the Custodian’s use of an Eligible Securities Depository at least 90 days prior to the effective date of the proposed termination, unless the Fund in its discretion permits a shorter notification period.

(9) Each Eligible Securities Depository through which the Custodian maintains Foreign Assets of the applicable Portfolio(s) and the countries where they may hold Foreign Assets of the applicable Portfolio(s) shall be listed on Appendix “B” attached hereto, as the same may be amended from time to time in accordance with the provisions of Section 9.06(c) hereof.

Section 2.23. Other Transfers.

(a) Upon receipt of Proper Instructions, the Custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of one or more Portfolios (an “Additional Custodian”) securities, cash and other assets of such Portfolio(s) in accordance with such Proper Instructions. Each Additional Custodian shall be identified as such on Appendix “B”, as the same may be amended from time to time in accordance with the provisions of Section 9.06(c) hereof.

(b) Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

Section 2.24. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22(a) hereof or an Eligible Securities Depository pursuant to Section 2.22(b) hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC or SEC rules or regulations relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

Section 2.25. Custodian’s Books and Records. The Custodian shall provide any assistance reasonably requested by the Fund in the preparation of reports to the Fund’s shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the Fund and shall be available during normal business hours for inspection and use by the Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, the Fund shall not take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

Section 2.26. Opinion of Fund’s Independent Certified Public Accountants. The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund’s independent certified public accountants with respect to the Custodian’s activities hereunder in connection with the preparation of the Fund’s Form N–1A and the Fund’s Form N–SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC or the 1940 Act and the rules and regulations thereunder.

Section 2.27. Reports by Independent Certified Public Accountants. At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System, Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

Section 2.28. Overdraft Facility. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an “Overdraft”) to the Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an “Overdraft Notice”) of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. At the request of the Custodian, the Fund, on behalf of one or more of its Portfolios, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the applicable Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix “C” attached hereto. Notwithstanding anything herein to the contrary, except to the extent expressly provided for in Appendix “C”, the Custodian hereby waives and agrees that it shall not claim, assert or enforce a lien, encumbrance or security interest in any of the assets of any Portfolio.

Section 2.29. Insurance Requirements.

     (a) The Custodian shall, at its own expense, procure and maintain: (i) workers compensation insurance for its own employees in an amount not less than the statutory limits under all applicable statutes, rules and regulations in each of the states in which Custodian operates and under all applicable federal statutes, rules and regulations, (ii) employers liability insurance in an amount not less than $1,000,000 per occurrence, (iii) comprehensive general liability insurance in an amount not less than $1,000,000 per occurrence, (iv) comprehensive automobile liability (including automobile non-

ownership liability) insurance in a combined single limit amount of not less than $1,000,000 per occurrence, (v) umbrella or excess liability insurance providing coverages in excess of the coverages listed in (ii), (iii) and (iv) above in an amount not less than $5,000,000 per occurrence, (vi) errors and omission liability insurance in an amount not less than $10,000,000 per claim, (vii) a fidelity bond in an amount not less than $10,000,000 per loss, and (vii) electronic and computer crime insurance in an amount not less than $10,000,000 per loss, provided however that the term “Custodian” in this Section 2.29 shall not include a Subcustodian or Eligible Securities Depository. Nothing in this Section 2.29 shall be deemed to limit the Custodian’s liability to the types or coverage amounts specified above or to limit any coverage under any of Custodian’s insurance policies.

     (b) Concurrent with the execution of this Agreement, Custodian shall provide a “certificate of insurance” to the Fund that evidences that policies, bonds or similar agreements providing the types and amounts of coverage specified in paragraph (a) of this Section 2.29 have been entered into and are in full force and effect.

Section 2.30. Provision of Information. At the request of the Fund, the Custodian shall promptly provide to the Fund all information relating to the Fund’s, or any of its Portfolio’s, cash, securities, and other assets which may be reasonably requested by the Fund in order to determine the amount to be paid to the Custodian under Article VI hereof. Such information shall be delivered to the Fund at such time(s) and in such form(s) specified by the Fund.

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS AND RELATED MATTERS

Section 3.01. Proper Instructions and Special Instructions.

(a) Proper Instructions. As used herein, the term “Proper Instructions” shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro–mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian’s receipt of such confirmation. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

(b) Special Instructions. As used herein, the term “Special Instructions” shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Deputy or Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

(c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or any Deputy or Assistant Treasurer of the Fund, a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund (collectively, the “Authorized Persons” and individually, an “Authorized Person”); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by the Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions for the Fund.

Section 3.03. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of the Fund shall have physical access to the assets of any Portfolio of the Fund held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or (b) the Fund’s independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. The Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of the Fund.

Section 3.04. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as “Subcustodians.”)

Section 4.01. Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a “Domestic Subcustodian”); provided that, the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

Section 4.02. Foreign Subcustodians and Interim Subcustodians.

(a) Foreign Subcustodians. Subject to and in accordance with the following provisions, the Board of Trustees or other governing body or entity of the Fund, on behalf of its applicable Portfolio(s), hereby delegates its responsibilities as set forth in Rule 17f-5 under the 1940 Act, to the Custodian and appoints the Custodian as its “Foreign Custody Manager” (as such term is defined in Rule 17f-5), and the Custodian hereby accepts such delegation and appointment and agrees to (1) act on behalf of the Fund and the applicable Portfolio(s) in such capacity, (2) perform the responsibilities set forth in Rule 17f-5, and (3) exercise the standard of care set forth in Section 5.01(a) hereof in performing its responsibilities hereunder and under Rule 17f-5, except to the extent Rule 17f-5 provides a higher standard, in which case that standard shall apply.

(i) Subject to and in accordance with the provisions of Rule 17f-5, the Custodian may, at any time and from time to time, appoint: (A) any “Qualified Foreign Bank” (as such term is defined in Rule 17f-5), (B) any majority-owned direct or indirect subsidiary of a “U.S. Bank” (as such term is defined in Rule 17f-5) or U.S. bank holding company meeting the requirements of an "Eligible Foreign Custodian," (as such term is defined in Rule 17f 5), (C) any other entity which by order of the SEC, or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an “Eligible Foreign Custodian” as set forth in Rule 17f-5, to act on behalf of the Fund and the applicable Portfolio(s) as a subcustodian for purposes of holding “Foreign Assets” (as defined in Rule 17f-5), or (D) any “Bank” (as such term is defined in the 1940 Act) that qualifies as and may serve as a custodian under Section 17(f) of the 1940 Act (each a "Foreign Subcustodian").

(ii) Without limiting the foregoing, the Custodian shall be responsible for (A) determining that the Fund’s or each applicable Portfolio’s Foreign Assets, if maintained with each Foreign Subcustodian, will be subject to the standard of care set forth in Section 5.01(a) hereof after considering all factors relevant to the safekeeping of such assets including, without limitation, those factors set forth in the provisions of paragraph (c)(1) of Rule 17f-5, (B) ensuring that each foreign custody arrangement with a Foreign Subcustodian is governed by a written contract with the Custodian meeting the requirements of paragraph (c)(2) of Rule 17f-5 which will provide reasonable care for the Fund’s or each applicable Portfolio’s Foreign Assets based on the standard of care set forth in Section 5.01(a) hereof , (C) determining that each contract with a Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of Rule 17f-5 or alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian reasonably determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets of the Fund or each Portfolio as such specified provisions in their entirety, (D) establishing a system to monitor the appropriateness of maintaining the Fund’s or each applicable Portfolio’s Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, (E) monitoring the appropriateness of maintaining the Fund’s and each applicable Portfolio’s Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, and (F) promptly notifying the Fund or each applicable Portfolio whenever an arrangement described in the preceding clause (E) no longer satisfies the requirements of Rule 17f-5.

(iii) The Custodian shall prepare written reports to the Board of Trustees or other governing body or entity of the Fund, on behalf of its applicable Portfolio(s), on an annual basis showing (A) the identity and qualifications of each Foreign Subcustodian authorized by the Custodian to hold Foreign Assets of the Fund and Portfolio(s), (B) the placement of the Fund’s and Portfolio’s Foreign Assets with each such Foreign Subcustodian, (C) the country or countries in which each Foreign Subcustodian is authorized to hold Foreign Assets of the Fund and the applicable Portfolio(s) and (D) any material changes to the Custodian’s foreign custody arrangements for the Fund and the applicable Portfolio(s) since the submission of the Custodian’s last written report to the Fund’s Board of Trustees or other governing body or entity pursuant to this Section 4.02(a)(iii), including without limitation:

(1) changes in the Foreign Subcustodians included in the Custodian’s global custody network or arrangements;

(2) any change, including any amendment or modification to the subcustodian agreements between the Custodian and each of the Foreign Subcustodians, that could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the Fund’s, or the applicable Portfolios’ Foreign Assets.

In addition to the annual reports required by clause (a) (iii) above, the Custodian shall submit promptly (but in no event later than 5 Business Days after the event giving rise to a reporting requirement) interim reports to the Board of Trustees or other governing body or entity of the Fund, on behalf of its applicable Portfolio(s), of any changes that have or could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the Fund’s and Portfolios’ assets and any actions that the Custodian has taken or proposes to take in connection with such changes.

(iv) Each duly appointed Foreign Subcustodian and the countries where and clearing agencies through which they may hold Foreign Assets of the Fund and the applicable Portfolio(s) shall be listed on Appendix "B" attached hereto and dated as of the date of this Agreement, as the same may be amended from time to time, in accordance with the provisions of Section 9.06(c) hereof.

(v) The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment by itself or by one of its Portfolios which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian.

(vi) The Custodian shall provide the Fund or its designee[s], on behalf of its Portfolios, with written notification of any (A) proposed change in the Foreign Subcustodians included in the Custodian’s global custody network or arrangements at least 30 Business Days prior to the effective date of the proposed change, or (B) termination, in whole or with respect to one or more specified jurisdictions, of its acceptance of the Board of Trustees or other governing body or entity of the Fund, on behalf of its applicable Portfolio(s), delegation and appointment as the Fund’s “Foreign Custody Manager” at least 90 days prior to the effective date of the proposed termination, unless, in either case, the Fund in its discretion permits a shorter notification period.

(b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the Fund in such Special Instructions to hold such security or other asset. The subcustodian agreement between the Custodian and any Interim Custodian (as hereinafter defined) shall comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable) and the terms and provisions of this Agreement. The Custodian shall comply with Section 4.02 (a)(i), (ii), (iii), and (vi) hereof with respect to the appointment of an Interim Custodian. (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an “Interim Subcustodian.”)

Section 4.03. Special Subcustodians. Upon receipt of Special Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of: (i) effecting third–party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the applicable Portfolio(s) and other registered open–end management investment companies for which Fidelity Management & Research Company serves as investment adviser, through which such Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by the Fund in Special Instructions. (Each such designated subcustodian is hereinafter referred to as a “Special Subcustodian.”) Each such duly appointed Special Subcustodian shall be listed on Appendix “B” attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.05(c) hereof. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule17f-5, if applicable) and the terms and provisions of this Agreement. If any Special Custodian is a Foreign Custodian, the Custodian shall comply with Section 4.02 of this Agreement. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

Section 4.04. Termination of a Subcustodian. The Custodian shall (i) cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian with respect to the Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or Section 4.02, as the case may be. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to the Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

Section 4.05. Certification Regarding Foreign Subcustodians. Each report presented to the Board of Trustees of the Fund, on behalf of itself or its applicable Portfolio(s), by the Custodian pursuant to Section 4.02(a)(iii) above shall be accompanied by a certificate representing that (A) the Custodian has established a system to monitor the appropriateness of maintaining the Fund’s or Portfolio’s Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, (B) the Custodian has monitored all Foreign Subcustodians and each Foreign Subcustodian continues to be an “Eligible Foreign Custodian,” (as such term is defined in Rule 17f-5), (C) each Foreign Subcustodian continues to provide the standard of care set forth in Section 5.01(a) hereof, after considering all relevant factors, including without limitation, those factors set forth in paragraph (c)(1) of Rule 17f-5, (D) all foreign custody agreements between the Custodian and the Foreign Subcustodians continue to meet the requirements of paragraph (c)(2) of Rule 17f-5, (E) since the submission of the last report pursuant to Section 4.02(a)(iii) above, there have been no material adverse changes to the Custodian’s foreign custody network or arrangements other than those reported to the Board of Trustees or other governing body or entity of the Fund, on behalf of itself or its applicable Portfolios, in the accompanying report, and (F) the information included in the report is true, accurate and complete in all material respects.

Section 5.01. Standard of Care.

(a) General Standard of Care. The Custodian shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all losses, damages and expenses suffered or incurred by the Fund or its Portfolio(s) resulting from the failure of the Custodian to exercise such reasonable care and diligence.

(b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian, Securities System or Eligible Securities Depository, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a “Person”) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person’s control and which could not reasonably be anticipated and/or prevented by such Person.

(c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Fund or any Portfolio, (i) the Custodian shall promptly notify the Fund or the applicable Portfolio of the occurrence of such event, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian, Special Subcustodian or Eligible Securities Depository to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund and the Portfolios.

(d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund, or (ii) at the expense of the Custodian, such other counsel as the Fund and the Custodian may agree upon; provided however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a) .

(e) Expenses of the Fund. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by the Fund in asserting any such claim, and all expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided that, the Fund has recovered from the Custodian for such claim.

(f) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian’s appointment as custodian for the Fund.

Section 5.02. Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission was performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense.

(b) Interim Subcustodians. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Fund and the Portfolios.

(c) Special Subcustodians and Additional Custodians. Notwithstanding the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, the Fund and any Special Subcustodian or Additional Custodian are parties, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the actions or omissions of a Special Subcustodian or Additional Subcustodian, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Subcustodian or Additional Custodian to protect the interests of the Fund and the Portfolios.

(d) Securities Systems and Eligible Securities Depositories. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the use by the Custodian of a Securities System or Eligible Securities Depository, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Eligible Securities Depository to protect the interests of the Fund and the Portfolios.

(e) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out–of–pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 5.02; provided however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

Section 5.03. Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of the Fund in the performance of its duties and obligations under this Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, the Fund agrees to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other property of the Fund’s Portfolios are registered in the name of such Person; provided however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

(b) Notice of Litigation, Right to Prosecute, Etc. The Fund shall not be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified the Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to any Person, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If the Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund’s prior written consent. All Persons shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

Section 5.04. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a Portfolio, the Custodian shall not be liable to the Fund and the Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject.

Section 5.05. Fund’s Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused the Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss or damage. If the Custodian makes the Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System, Eligible Securities Depository or other Person. Upon the Fund’s election to enforce any rights of the Custodian under this Section 5.05, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian’s consent and provided further, that if the Fund has not made an acknowledgment of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund’s enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out–of–pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI COMPENSATION

On behalf of each of its Portfolios, the Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and the Fund.

ARTICLE VII TERMINATION

Section 7.01. Termination of Agreement as to the Fund. With respect to the Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Fund by written notice delivered to the Custodian, based upon the Fund’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian’s receipt of such notice or at such later time as the Fund shall designate. In the event of termination pursuant to this Section 7.01 by the Fund the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Fund setting forth such fees and expenses. The Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of the Fund’s Portfolios held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the Fund’s Portfolios held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. In the event that securities and other assets of the Fund’s Portfolios remain in the possession of the Custodian after the date of termination hereof owing to a failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by the Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

Section 7.02. Termination as to One or More Portfolios. This Agreement may be terminated as to one or more of the Fund’s Portfolios (but less than all of its Portfolios) by delivery of an amended Appendix “A” deleting such Portfolios pursuant to Section 9.05(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix “A” which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and the Fund hereunder with respect to the other Portfolios set forth in Appendix “A,” as amended from time to time.

ARTICLE VIII DEFINED TERMS

The following terms are defined in the following sections:

Term	Section

Account	2.22
ADRs	2.06
Additional Custodian	2.23(a)
Authorized Person(s)	3.02
Bank Accounts	2.21
Banking Institution	2.12(a)
Broker’s Futures Margin Account	2.10
Business Day	Appendix “C”
Bank Accounts	2.21
Central Fund	2.02(c)
Central Fund Control Procedures	2.02(c)
Central Fund Purchase Instructions	2.03(v)
Central Fund Sell Instructions	2.05(iv)
Central Fund Transfer Agent	2.02(c)
Distribution Account	2.16
Domestic Subcustodian	4.01
Eligible Securities Depository	2.22(b)
Foreign Subcustodian	4.02(a)
Fund	Preamble
Institutional Client	2.03
Interest Bearing Deposits	2.12
Interim Subcustodian	4.02(b)
Overdraft	2.28
Overdraft Notice	2.28
Person	5.01(b)
Portfolio	Preamble
Portfolio Control Procedures	2.02(d)(ii)
Portfolio Purchase Instructions	2.03(vi)
Portfolio Sell Instructions	2.05(v)
Procedural Agreement	2.10
Proper Instructions	3.01(a)
Purchase Instructions	2.03
SEC	2.22(a)
Securities System	2.22(a)
Segregated Futures Margin Account	2.10
Shares	2.16
Special Instructions	3.01(b)
Special Subcustodian	4.03
Subcustodian	Article IV
Underlying Fund	2.02(d)
Underlying Fund Transfer Agent	2.02(d)
1940 Act	Preamble

ARTICLE IX MISCELLANEOUS Section 9.01. Execution of Documents, Etc.

(a) Actions by the Fund. Upon request, the Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to the Fund under this Agreement or any applicable subcustodian agreement with respect to the Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to the Fund or to such other parties as the Fund may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section 9.02. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF THE FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND’S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS

AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF THE FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF THE FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND’S RESPECTIVE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF THE FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF THE FUND ARISING OUT OF THIS AGREEMENT.

Section 9.03. Several Obligations of the Fund and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF THE FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS.

Section 9.04. Representations and Warranties.

(a) Representations and Warranties of the Fund. The Fund hereby represents and warrants that each of the following shall be true, correct and complete with respect to the Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open–end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund’s corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open–end management investment companies under the provisions of the 1940 Act; (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian’s corporate charter, or other organizational document, or bylaws, or any amendment thereof, (iii) the Custodian is a “Qualified Foreign Bank” (as defined in Rule 17f-5), a “US Bank” (as defined in Rule 17f-5) or an entity which by order of the SEC or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an “Eligible Foreign Custodian” (as set forth in Rule 17f-5), (iv) the Custodian qualifies as a “Primary Custodian” (as defined in Rule 17f-7) and accepts the responsibilities thereof, and (v) the Custodian has entered into policies, bonds or similar arrangements which provide the types and minimum amounts of insurance and related coverage set forth in Section 2.29 hereof and such policies, bonds or similar arrangements are in full force and effect.

Section 9.05. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Fund and the Custodian.

Section 9.06. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix “A” listing the Portfolios of the Fund for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios for the Fund, by the Fund’s execution and delivery to the Custodian of an amended Appendix “A”, and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix “A” may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of the Fund, by the Fund’s execution and delivery to the Custodian of an amended Appendix “A”, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and the Fund in writing; (c) Appendix “B” listing Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians and Additional Custodians approved by the Fund may be amended from time to time to add or delete one or more Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians or Additional Custodians for the Fund by either party’s execution and delivery to the other party hereto of an amended Appendix “B”, in which case such amendment shall take effect immediately upon execution by the other party hereto; (d) Appendix “C” setting forth the procedures relating to the Custodian’s security interest with respect to the Fund may be amended only by an instrument in writing executed by the Fund and the Custodian; and (e) Appendix “D” listing the Central Funds for which the Custodian serves as custodian may be amended from time to time to add or delete one or more of the Central Funds, by the Fund’s or Portfolio’s execution and delivery to the Custodian of an amended Appendix “D”, and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian.

Section 9.07. Interpretation. In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to the Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 9.08. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section 9.09. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

Section 9.10. Notices. Except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

(a)	If to the Fund:

c/o Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02109
Attn: Treasurer of Fidelity Rutland Square Trust
Telephone: (617) 563-7000
Telefax: (617) 476-4195

(b)	If to the Custodian:

The Bank of New York
100 Church Street, 10th Floor
New York, NY 10286
Attn: Edward G. McGann
Telephone: 212-437-3022
Telefax: 212-437-6216

or to such other address as the Fund or the Custodian may have designated in writing to the other.

Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither the Custodian nor the Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to the Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

Section 9.13. Consent to Recording. The Fund and the Custodian hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

Section 9.14. Confidentiality; Survival of Obligations. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.14 and Sections 9.01, 9.02,

9.03, 9.09, Section 2.28, Section 3.04, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

Fidelity Rutland Square Trust,	The Bank of New York
on Behalf of its Portfolios

By: /s/Kimberley Monasterio	By: /s/Edward G. McGann
Name: Kimberley Monasterio	Name: Edward G. McGann
Title: Treasurer	Title: Managing Director

APPENDIX A TO

CUSTODIAN AGREEMENT BETWEEN

THE BANK OF NEW YORK AND

FIDELITY RUTLAND SQUARE TRUST

DATED AS OF JUNE 16th, 2005

The following is a list of the Fund’s Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 16th, 2005.

PORTFOLIO	EFFECTIVE AS OF:
PAS Small Cap Fund of Funds	June 16, 2005

APPENDIX B TO CUSTODIAN AGREEMENT BETWEEN THE BANK OF NEW YORK AND EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX “A” THERETO DATED AS OF JUNE 16, 2005

The following is a list of Additional Custodians, Special Subcustodians, Foreign

Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of June 16, 2005 (the “Custodian Agreement”):

A.	ADDITIONAL
CUSTODIANS
	CUSTODIAN	PURPOSE

B.	SPECIAL
SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE

C.	FOREIGN
SUBCUSTODIANS:

COUNTRY	FOREIGN SUBCUSTODIAN	ELIGIBLE SECURITIES DEPOSITORIES
Argentina	Citibank Argentina, Buenos Aires	Caja de Valores
Central de Registracion y Liquidacion de
Instrumento de Endeudamiento Publico
(CRYL)
Australia	National Australia Bank Ltd.,	The Clearing House Electronic Subregister
	Melbourne	System (CHESS)
Austraclear
Austria	Bank Austria Creditanstalt AG,	Oesterreichische Kontrollbank AG (OeKB)
Vienna
Bahrain	HSBC Bank Middle East Limited,	The Clearing Settlement and Central
	Manama	Depository, a department of the Bahrain Stock
Exchange
Bangladesh	Hongkong and Shangai Banking	Central Depository of Bangladesh Limited
	Corp., Dhaka	(CDBL)
Belgium	ING Belgium SA/NV, Brussels	Caisse Interprofessionelle de Depot et
Virements de Titres (CIK)
Banque Nationale de Belgique (National Bank
of Belgium, NBB)
Benin	Societe Generale de Banques en	Depositaire Central/Banque de Reglement
	Cote d’Ivoire, Abidjan	(DCBR)
Bermuda	Butterfield Trust Bermuda Limited,	Bermuda Securities Depository
Hamilton
Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone
Brazil	BankBoston, N.A., Sao Paulo	Companhia Brasileira de Liquidaco e Custodia
(CBLC)
Central de Custodian e Liquidacao Financeira
de Tutulos (CETIP)
Sistema Especial de Liquidacao e Custodia
(SELIC)
Bulgaria	ING Bank N.V. (ING)	Bulgarian National Bank
The Central Depository (CDAD)
Burkina Faso	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Canada	Royal Bank of Canada, Toronto	Canadian Depository for Securities (CDS)
Channel		(See U.K. Market)
Islands
Chile	BankBoston, N.A., Santiago	Deposito Central de Valores (DCV)
China–	Hongkong and Shangai Banking	The China Securities Depository and Clearing
Shanghai	Corporation, Shangai	Corporation (CSDCC), Shanghai Branch
China–	Hongkong and Shangai Banking	The China Securities Depository and Clearing
Shenzhen	Corporation, Shenzhen	Corporation (CSDCC), Shenzhen Branch

Colombia	Cititrust S.A., Bogota	Deposito Central de Valores (DCV)
Deposito Centralizado de Valores (Deceval)
Costa Rica	Banco BCT S.A., San Jose	CEVAL
Croatia	Privredna Banka Zagreb dd., Zagreb	Sredisnja Depozitarna Agencija (SDA)
Cyprus	Bank of Cyprus Public Company Ltd.,	The Central Depository and Central Registry
	Nicosia	(CDCR)
Czech	Ceskoslovenska Obchodnibanka,	Czech National Bank (CNB)
Republic	S.A., Prague	Central Securities Depository (SCP)
ING Bank N.V., Prague
Denmark	Danske Bank, Copenhagen	Vaerdipapircentralen (VP)
Ecuador	Banco de la Produccion	Deposito Centralizado de Compensacion Y
Liquidacion de Valores (DECEVALE) S.A.
Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement and Depository
(MCSD)
Estonia	Hansabank, Tallinn	As Eesti Vaartpaberikeskus (EVK)
Euromarkets-	Euroclear Bank	Clearstream Banking Luxembourg
Euroclear		Euroclear Bank

Finland	Nordea Bank Finland Plc, Helsinki	Suomen Arvopaperikeskus Oy (APK)
France	Banque Paribas Securities Services,	Euroclear France
Paris
CALYON, Paris
Germany	BHF-BANK, Frankfurt	Clearstream Banking AG, Frankfurt (CBF)
Ghana	Barclays Bank of Ghana Limited	Centralized Securities Depository System
(CSD)
Greece	BNP Paribas Securities Services -	Kentriko Apothetirio Axion (KAA)(Central
	Athens	Securities Depository)
Bank of Greece
Guinea Bissau	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Hong Kong	The Hongkong & Shanghai Banking	Hong Kong Securities Clearing Company
	Corporation, Hong Kong	Limited (Hong Kong Clearing)
Central Moneymarkets Unit (CMU)
Hungary	HVB Bank Hungary Rt., Budapest	Keler
Iceland	Landsbanki Islands, Reykjavik	Verdbrefaskraning Islands hf.
India	Hongkong & Shanghai Banking Corp.	National Securities Depository Ltd.(NSDL)
Ltd., Mumbai
Central Depository Services India Ltd. (CDSL)
The Reserve Bank of India
Indonesia	Hongkong & Shanghai Banking Corp.	Bank Indonesia
Ltd., Jakarta
PT Kustodian Sentral Efek Indonesia (KSEI)
Ireland	The Bank of New York, London	CREST
Euroclear Bank
Israel	Bank Leumi Le–Israel, B.M., Tel	The Stock Exchange Clearing House Ltd.
	Aviv	(SECH)
Italy	Banca Intesa, Milan	Monte Titoli
Ivory Coast	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Jamaica	FirstCarribean International Securities	Jamaica Central Securities Depository Ltd.
	Limited, Kingston	(JSCD)
Japan	Mizuho Corporate Bank Ltd, Tokyo	Japan Securities Depository Center (JASDEC)
	Bank of Tokyo – Mitsubishi, Ltd.,	Bank of Japan
Tokyo
Jordan	British Bank of the Middle East,	Securities Depository Center (SDC)
Jordan, Amman
Kazakhstan	HSBC Bank Kazakhstan, Almaty	Central Securities Depository
Kenya	Barclays Bank of Kenya Ltd., Nairobi	Central Bank of Kenja
Latvia	Hansabanka, Riga	Latvijas Centralais Depozitarijs (LCD)
Lebanon	HSBC Bank Middle East Limited,	Midclear
Beirut
Bank of Lebanon
Lithuania	Vilniaus Bankas, Vlinius	Lietuvos Centrinis Vertybiniu Popieriu
Depozitoriumas
Luxembourg	Banque et Caisse d’Epargne de l’Etat	Clearstream Banking Luxembourg

Luxembourg,
Malaysia	HSBC Bank Malaysia Berhad,	Bursa Malaysia Depository Sdn Bhd
	Kuala Lumpur	Bank Negara Malaysia (BNM)
Mali	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Malta	HSBC Bank Malta plc, Valletta	Central Securities Depository
Central Bank of Malta
Mauritius	HongKong & Shanghai Banking	The Central Depository and Settlement Co.,
	Corp., Ltd. Port Louis	Ltd. (CDS)
Bank of Mauritius
Mexico	Banco Nacional de Mexico,	Institucional Deposito de Valores, S.A. Ltd.,
	(Banamex), Mexico City	(Indeval)
Morocco	Attijariwafa Bank	Maroclear
Namibia	Standard Bank Namibia Ltd.,	None
Windhoek
Netherlands	Fortis Bank (Nederland) N.V.	Euroclear Nederland
Amsterdam
New Zealand	National Australia and New Zealand –	The New Zealand Central Securities
	National Nominees, Ltd.	Depository Limited (NZCSD)
Niger	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Nigeria	Stanbic Bank Nigeria Ltd., Lagos	Central Securities Clearing System Ltd.
(CSCS)
Norway	Den norske Bank, Oslo	Verdipapirsentralen ASA (VPS)
Oman	HSBC Bank Middle East Limited,	The Muscat Depository and Securities
	Ruwi	Registration Company
Pakistan	Standard Chartered Bank, Karachi	Central Depository Company of Pakistan
Limited (CDC)
State Bank of Pakistan (SBP)
Palestinian	HSB Bank Middle East Limited,	The Clearing Depository and Settlement
Autonomous	Ramallah	Department (CDS), a department of the
Area		Palestine Securities Exchange.
Peru	Citibank N.A., Sucursal de Lima	Caja de Valores y Liquidaciones ICLVS.A.
(CAVALI)
Banco Central de Reserva del Peru (BCRP)
Philippines	Hongkong & Shanghai Banking Corp.	Philippine Central Depository (PCD)
Ltd., Manila
Bureau of Treasury (BTR)
Poland	ING Bank Slaski S.A., Katowice	National Depository for Securities (NDS)
National Bank of Poland (NBP)
Portugal	Banco Comercial Portugues, S.A.,	Interbolsa
Lisbon
Qatar	HSBC Bank Middle East Limited,	Central Registry Department, a department of
	Doha	the Doha Securities Market
Romania	ING Bank N.V., Bucharest	National Bank of Romania
Bucharest Stock Exchange (BSE)
The Central Depository (SNCDD)

Russia	ING Bank (Eurasia) ZAO, Moscow	National Depository Center (NDC)
	Vneshtorgbank (Bank for Foreign	Depository Clearing Company (DCC)
Trade of Russia), Moscow
Senegal	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Singapore	United Overseas Bank, Singapore	The Central Depository (Pte.)Ltd. (CDP)
	The Development Bank of Singapore	Monetary Authority of Singapore (MAS)
Ltd., Singapore
Slovak	Ceskowslovenska Obchodna Banka,	Stredisko cennych papierov (SCP)
Republic	A.S.,
	Bratislava	National Bank of Slovakia (NBS)
South Africa	Standard Bank of South Africa Ltd.,	Central Depository Ltd. (CD)
	Johannesburg	STRATE
South Korea	Hongkong and Shangai Banking	Korea Securities Depository (KSD)
Corporation, Seoul
Spain	Banco Bilbao Vizcaya Argentaria,	IBERCLEAR
Madrid
Santander Central Hispano
Investment, Madrid
Sri Lanka	Hongkong and Shangai Banking	Central Depository System Private Limited
	Corporation, Colombo	(CDS)
Swaziland	Standard Bank Swaziland Ltd.,	None
Mbabane
Sweden	Skandinaviska Enskilda Banken,	VPC AB
Stockholm
Switzerland	Credit Suisse, Zurich	SIS SegainterSettle AG (SIS)
Taiwan	Hongkong and Shanghai Banking	Taiwan Securities Central Depository (TSCD)
Corporation, Taipei
Central Bank of China (CBC)
Debt Instrument Depository and Clearing Co.,
Ltd. (DIDC)
Thailand	Bangkok Bank Ltd., Bangkok	The Thailand Securities Depository Company
Limited (TSDC)
	Hongkong and Shangai Banking	The Bank of Thailand
Corporation, Bangkok
Togo	Societe Generale de Banques en Cote	Depositaire Central/Banque de Reglement
	d’Ivoire, Abidjan	(DCBR)
Trinidad &	Republic Bank Ltd.	Trinidad & Tobago Central Securities
Tobago		Depository
Tunisia	Banque Internationale Arabe de	Societe Tunisienne Interprofessionelle pour la
	Tunisie, Tunis	Compensation et les Depots des Valeurs
Mobilieres (STICODEVAM)
Turkey	Garanti Bank, Instanbul	Takasbank
Central Bank of Turkey
Ukraine	ING Bank, Ukraine, Kiev	National Bank of Ukraine
Interregional Securities Union (MFS)
National Depository of Ukraine
United Arab	HSBC Bank Middle East Limited,	The Clearing, Depository and Settlement

#418125
Emirates	Dubai	(CDS), a department of the Dubai Financial
Market (DFM)
The Central Depository and Settlement (CDS),
a department of the Abu Dhabi Securities
Market (ADSM)
United	Depository and Clearing Centre	CREST
Kingdom	(DCC)/JPMorgan Chase Bank N.A.
The Bank of New York, London
United States	The Bank of New York, New York	Depository Trust
Federal Reserve Bank
Uruguay	The Bank of Boston, N.A., Uruguay	Banco Central de Uruguay (BCU)
Branch
Venezuela	Citibank N.A. Sucursal, Venezuela	Caja Venezolana de Valores (CVV)
Banco Central de Venezuela (BCV)
Vietnam	Hongkong and Shangai Banking	Securities Trading Center (STC)
Corporation, Vietnam
Zambia	Barclays Bank of Zambia Ltd.	Lusaka Stock Exchange Central Shares
Depository (LuSECSD)
Bank of Zambia
Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None

“APPENDIX C” TO THE CUSTODIAN AGREEMENT BETWEEN FIDELITY RUTLAND SQUARE TRUST AND THE BANK OF NEW YORK

DATED AS OF JUNE 16, 2005

PROCEDURES RELATING TO CUSTODIAN’S SECURITY INTEREST

As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix “C”.

Section 1. Defined Terms. As used in this Appendix “C” the following terms shall have the following respective meanings:

(a) “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

(b) “Collateral” shall mean, with respect to any Portfolio, securities held by the Custodian on behalf of the Portfolio having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix C. Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the Fund in the Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix C.

(c) “Overdraft Obligations” shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.

(d) “Pledge Certificate” shall mean a Pledge Certificate in the form attached to this Appendix “C” as Schedule 1 executed by a duly authorized officer of the Fund and delivered by the Fund to the Custodian by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

(e) “Release Certificate” shall mean a Release Certificate in the form attached to this Appendix ”C” as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the Fund by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

(f) “Written Notice” shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the Fund and the Custodian shall agree in writing.

Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of a Portfolio are not satisfied by the close of business on the first Business Day following the Business Day on which the Fund receives Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by the Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.

Section 3. Failure to Pledge Collateral. In the event that the Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the Fund specify Collateral which shall secure the applicable Overdraft Obligation. The Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the Fund of such Written Notice.

Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify the Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation of one of the Fund’s Portfolios is less than the amount of such Overdraft Obligation, the Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund’s receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If the Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with Section 3 of this Appendix C.

Section 5. Release of Collateral. Upon payment by the Fund, on behalf of one of its Portfolios, of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to the Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by the Fund on account of such Overdraft Obligation. In addition, if at any time a Fund shall notify the Custodian by Written Notice that the Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to the Fund, within one (1) Business Day following the Custodian’s receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

Section 6. Substitution of Collateral. The Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by the Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.

Section 7. Security for Individual Portfolios’ Overdraft Obligations. The pledge of Collateral by the Fund on behalf of any of its individual Portfolios shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one of a Fund’s Portfolios be deemed or considered to be security for the Overdraft Obligations of any other Portfolio of the Fund.

Section 8. Custodian’s Remedies. Upon (a) a Fund’s failure to pay any Overdraft Obligation of an applicable Portfolio within thirty (30) days after receipt by the Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day’s prior Written Notice to the Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section

3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of the Fund to the Custodian arising under this Appendix “C” to the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

Fidelity Rutland Square Trust,	The Bank of New York
On Behalf of Each of its Portfolios

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE 1 TO APPENDIX “C” PLEDGE CERTIFICATE

This Pledge Certificate is delivered pursuant to the Custodian Agreement dated as of [ ] (the “Agreement”), between [ ] (the “Fund”) and [ ] (the “Custodian”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix “C” attached to the Agreement, the Fund, on behalf of [ ] (the “Portfolio”), hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit “A” attached to this Pledge Certificate (collectively, the “Pledged Securities”). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Overdraft Obligations of the Portfolio described in that certain Written Notice dated , 200_delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix “C” attached thereto.

IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be executed in its name, on behalf of the Portfolio this ___ day of _____, 200_.

[FUND], on Behalf of [Portfolio]

By:
Name:
Title:

EXHIBIT “A” TO PLEDGE CERTIFICATE

	TYPE OF	CERTIFICATE/CUSIP	NUMBER OF
ISSUER	SECURITY	NUMBERS	SHARES

SCHEDULE 2 TO APPENDIX “C” RELEASE CERTIFICATE

This Release Certificate is delivered pursuant to the Custodian Agreement dated as of [ ] (the “Agreement”), between [ ] (the “Fund”) and [ ] (the “Custodian”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix “C” attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit “A” attached to this Release Certificate from the lien under the [Pledge Certificate dated ___, 200_ or the Written Notice delivered pursuant to Section 3 of Appendix “C” dated ____, 200_ ].

IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to be executed in its name and on its behalf this __ day of _____, 200_.

THE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT “A” TO RELEASE CERTIFICATE

	TYPE OF	CERTIFICATE/CUSIP	NUMBER OF
ISSUER	SECURITY	NUMBERS	SHARES

APPENDIX D TO THE

CUSTODIAN AGREEMENT BETWEEN

FIDELITY RUTLAND SQUARE TRUST AND

THE BANK OF NEW YORK

DATED AS OF JUNE 16, 2005

[This page intentionally left blank]